As filed with the Securities and Exchange Commission on May 17, 2016

                                                                                                                                         Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kingstone Companies, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	36-2476480
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

15 Joys Lane
Kingston, New York 12401
(845) 802-7900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry B. Goldstein
Chief Executive Officer
Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
(845) 802-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Fred Skolnik, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Telephone: (516) 296-7000
Telecopier: (516) 296-7111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [     ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [     ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [     ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [     ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [     ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

 Large accelerated filer         [   ]                                             Accelerated  filer  [   ]

 Non-accelerated filer           [   ]                                              Smaller reporting company  [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE
Common Stock, $.01 par value, registered for the benefit of the Selling Stockholder	595,238	(2)	$8.53	$5,077,380.14	$511.30

(1) (2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices for our common stock as reported by the NASDAQ Capital Market on May 13, 2016.
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of additional securities of Kingstone Companies, Inc. as may be issuable as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated May 17, 2016

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

KINGSTONE COMPANIES, INC.
595,238 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 595,238 shares of common stock, par value $0.01 per share, of Kingstone Companies, Inc., by RenaissanceRe Ventures Ltd., or the selling stockholder. All of the shares being offered, when sold, will be sold by the selling stockholder or its pledgees, donees, assignees, transferees or other successors-in-interest.

The selling stockholder, or its pledgees, donees, assignees, transferees or other successors-in-interest, may from time to time, sell, transfer or otherwise dispose of any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices relating to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.  See “Plan of Distribution” for additional information.

We are filing the registration statement of which this prospectus is a part to fulfill a contractual obligation to do so, as described in this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares by the selling stockholder.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “KINS.”  On May 16, 2016, the closing sale price for our common stock on the NASDAQ Capital Market was $8.83 per share.

Investing in our common stock involves risks.  You should carefully read the section entitled “Risk Factors” on page 6 of this prospectus before purchasing any shares of common stock offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated                   , 2016.

TABLE OF CONTENTS

About This Prospectus	1
Special Cautionary Note Regarding Forward-Looking Statements	1
Prospectus Summary	3
Risk Factors	6
Use of Proceeds	6
Selling Stockholder	6
Plan of Distribution	7
Legal Matters	10
Experts	10
Information Incorporated by Reference	10
Additional Information	11

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholder or its pledgees, donees, assignees, transferees or other successors-in-interest may sell shares of our common stock. This prospectus provides you with a general description of the securities the selling stockholder may offer.  Depending on the manner in which the selling stockholder or its pledgees, donees, assignees, transferees or other successors-in-interest sells securities under this shelf registration statement, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Additional Information” on page 11 of this prospectus

You should rely only on the information contained or incorporated by reference into this prospectus.  We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.  This prospectus may only be used where it is legal to sell these securities.  You should not assume that the information contained or incorporated by reference into this prospectus is accurate or complete as of any date other than the date of this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

It is important for you to read and consider all of the information contained in and incorporated by reference into this prospectus before making your investment decision to purchase shares of our common stock.

No action is being taken in any jurisdiction outside the United States to permit a public offering of shares of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any and all restrictions applicable to this offering and the distribution of this prospectus applicable to those jurisdictions.

Unless the context of this prospectus indicates otherwise, the terms “Kingstone,” the “Company,” “we,” “us” or “our” refer to Kingstone Companies, Inc., and its consolidated subsidiaries. “KICO” refers to Kingstone Insurance Company, our principal operating subsidiary.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus are “forward-looking statements” within the meaning of the protections of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions.

Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

•	statements relating to projected growth, anticipated improvements in earnings, earnings per share, and other financial performance measures, and management’s long-term performance goals;

•	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;

•	statements relating to our business and growth strategies; and

•	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

•	the risk of significant losses from catastrophes and severe weather events;

•	the inability to obtain an upgrade to our financial strength rating from A.M. Best or a downgrade in our rating;

•	adverse capital, credit and financial market conditions;

•	the unavailability of reinsurance at current levels and prices;

•	the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;

•	the credit risk of our reinsurers;

•	the inability to maintain the requisite amount of risk-based capital needed to grow our business;

•	the effects of climate change on the frequency or severity of weather events and wildfires;

•	risks related to the limited market area of our business;

•	risks related to a concentration of business in a limited number of producers;

•	legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;

•	limitations with regard to our ability to pay dividends;

•	the effects of competition in our market areas;

•	our reliance on certain key personnel;

•	our reliance on information technology and information systems;

•	dilution of our equity, which may adversely affect the market price of our common stock; and

•
other factors and risks described under “Risk Factors” in this prospectus or incorporated by reference into this prospectus or included in or incorporated by reference into any accompanying prospectus supplement.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the common stock offered by this prospectus. You should read this summary together with the entire prospectus, including our financial statements, the notes to those financial statements, and the other documents and information incorporated by reference into this prospectus, before making an investment decision.  See the “Risk Factors” section of this prospectus on page 6 for a discussion of the risks involved in investing in our common stock.

Who We Are

We are a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, referred to as KICO, is domiciled in the State of New York. We are a multi-line regional property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers, referred to collectively as producers. We are licensed to write insurance policies in New York, New Jersey, Pennsylvania, Connecticut, Texas and Rhode Island.  We offer property and casualty insurance products to individuals and small businesses primarily in New York State.

We seek to deliver an attractive return on capital and to provide consistent earnings growth through underwriting profits and income from our investment portfolio. Our goal is to allocate capital efficiently to those lines of business that generate sustainable underwriting profits and exit any line for which an underwriting profit is not likely to result. Our strategy is to be the preferred multi-line property and casualty insurance company for selected producers in the geographic markets in which we operate. We believe producers prefer to place profitable business with us because we provide excellent, consistent service to our producers, policyholders and claimants coupled with competitive rates and commission levels and a consistent market presence. We offer a wide array of personal and commercial lines policies, and we believe that this differentiates us from other insurance companies that also distribute through our selected producers.

Our principal objectives are to increase the volume of profitable business that we write while limiting our risk of loss and preserving our capital. We seek to generate underwriting income by writing profitable insurance policies and by effectively managing our other underwriting and operating expenses. We are pursuing profitable growth by expanding the geographic regions in which we operate, increasing the volume of business that we write with existing producers, developing new selected producer relationships, and introducing niche insurance products that are attractive to our producers and policyholders.

Our product lines include the following:

•
Personal lines - Our largest line of business is personal lines, consisting of homeowners, dwelling fire, 3-4 family dwelling package, condominiums, renters, equipment breakdown and service line endorsements, and personal umbrella policies.

•
Commercial liability - We offer business owners policies, which consist primarily of small business retail, service, and office risks without a residential exposure. We also write artisan’s liability policies for small independent contractors with seven or fewer employees. In addition, we write special multi-peril policies for larger and more specialized business owners’ risks, including those with limited residential exposures.

•
Commercial automobile – Until recently we provided liability and physical damage coverage for light vehicles owned by small contractors and artisans. However, due to the poor performance of this line, effective October 1, 2014, we decided to no longer accept new commercial auto policies. In February 2015, we decided to no longer offer renewals to our existing commercial auto policies beginning with those that expired on or after May 1, 2015.

•
Livery physical damage - We write for-hire vehicle physical damage only policies for livery and car service vehicles and taxicabs. These policies insure only the physical damage portion of insurance for such vehicles, with no liability coverage included.

•	Other - We write canine legal liability policies and also have a small participation in mandatory state joint underwriting associations.

Corporate Information

   We are a Delaware corporation formed in 1961. Our principal executive offices are located at 15 Joys Lane, Kingston, New York, 12401, our telephone number is (845) 802-7900 and our website is located at www.kingstonecompanies.com. The contents of our website are not part of this prospectus.

The Offering

On April 18, 2016, we entered into a Purchase Agreement (the “Purchase Agreement”) with the selling stockholder, pursuant to which we issued and sold to the selling stockholder 595,238 shares of our common stock, par value $0.01 per share, for an aggregate purchase price of $5,000,000.

Pursuant to the Purchase Agreement, we agreed to register for resale the shares of common stock issued to the selling stockholder. We are required to use our commercially reasonable efforts to cause the registration statement of which this prospectus is a part to be declared effective by the SEC by the earlier of (i) 60 days following the closing of the Purchase Agreement on April 18, 2016 (or 120 days following such closing, if the SEC determines to review the registration statement), and (ii) the 5th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be reviewed or will not be subject to further review. We also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the registration statement.

A further description of the Purchase Agreement and the transactions contemplated thereby is contained in our Current Report on Form 8-K filed with the SEC on April 18, 2016.

The following is a brief summary of this offering.  You should read the entire prospectus carefully, including “Risk Factors” on page 6, the information referred to therein and the information, including financial information, incorporated by reference into this prospectus.

Common Stock Outstanding	7,912,375 shares

Common Stock Offered by the Selling Stockholder	595,238 shares

Terms of the Offering	The selling stockholder will determine when and how it will sell the shares of common stock offered by this prospectus, as described in "Plan of Distribution."

Use of Proceeds	We will receive no proceeds from the sale of the shares of common stock being offered by the selling stockholder by this prospectus.

Risk Factors
An investment in the shares offered by this prospectus involves a degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 6.

Nasdaq Capital Market Symbol	“KINS”

RISK FACTORS

Investing in our securities involves risks.  You should carefully review the risks and uncertainties described under the heading “Factors That May Affect Future Results and Financial Condition” in Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) of our most recent Annual Report on Form 10-K for the year ended December 31, 2015, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, that we have filed or will file with the SEC and which are incorporated by reference into this prospectus. See “Information Incorporated By Reference” and “Additional Information” on pages 10 through 12 of this prospectus.  The risks so described are not the only risks facing our company.  There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Our business, financial condition and results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock offered by the selling stockholder.  We will not receive any proceeds from the sale of our common stock offered by this prospectus.

SELLING STOCKHOLDER

The following table identifies the selling stockholder and indicates certain information known to us with respect to: (i) the number of shares of common stock beneficially owned by the selling stockholder prior to this offering; (ii) the maximum number of shares of common stock the selling stockholder may sell under this prospectus; (iii) the number of shares of common stock that the selling stockholder would own after this offering; and (iv) the percentage of the outstanding common stock that the selling stockholder would own after this offering.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Class After the Offering
RenaissanceRe Ventures Ltd.	595,238	595,238	0	-

The selling stockholder, or its pledgees, donees, assignees, transferees or other successors-in-interest, may sell some, all or none of its shares of common stock offered by this prospectus from time to time. We do not know how long the selling stockholder will hold its shares of common stock covered hereby before selling them.  Other than the right of first refusal granted to us by the selling stockholder pursuant to the Purchase Agreement as discussed below and the other agreements set forth in the Purchase Agreement (which is incorporated by reference herein), we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of common stock being offered hereunder. We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby.  As a result, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering.  However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholder.

Pursuant to the Purchase Agreement, the selling stockholder has agreed that, if it desires to make a sale, transfer or other disposition of at least 200,000 of the shares owed by it to a Competitor (as such term is defined in the Purchase Agreement) in a privately negotiated transaction or a series of related privately negotiated transactions, we shall have the option to purchase all, but not less than all, of the offered shares at the per share price offered for the shares and substantially upon the same material terms and conditions of the proposed transaction.

Except for the transactions described in this prospectus (including the transactions contemplated by the Purchase Agreement), the selling stockholder has not had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years (except that an affiliate of the selling stockholder was a party to a reinsurance treaty with KICO from July 1, 2013 through June 30, 2014).  We are filing the Registration Statement on Form S-3, of which this prospectus is a part, to fulfill a contractual obligation to the selling stockholder pursuant to the Purchase Agreement.

We have agreed to indemnify the selling stockholder and its affiliated parties against specified liabilities, including liabilities under the Securities Act, in connection with this offering. The selling stockholder has agreed to indemnify us and our directors and officers, as well as any persons controlling us, against specified liabilities, including liabilities under the Securities Act arising out of any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission from this prospectus or the registration statement of which this prospectus is a part or any amendment or supplement thereto if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to us by or on behalf of the selling stockholder expressly for use in connection with the preparation of the registration statement.  Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling us, we have been advised that, in the opinion of the SEC, this kind of indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

PLAN OF DISTRIBUTION

The common stock may be sold or distributed from time to time by the selling stockholder. The shares may be sold or distributed directly to one or more purchasers, including pledgees, or through brokers or dealers who may act solely as agents or may acquire the shares as principals. The shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.   When we refer to the “selling stockholder” in this section, we mean RenaissanceRe Ventures Ltd., as well as its pledgees, donees, assignees, transferees and other successors-in-interest.

The distribution of the shares of common stock may be effected in one or more of the following methods:

•	underwritten offerings;
•	ordinary brokers transactions and transactions in which the broker solicits purchasers;
•	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	“at the market” to or through market makers or into an existing market for the common stock;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	through transactions in options, swaps or other derivatives, whether exchange listed or otherwise;
•	through the settlement of short sales;
•	in privately negotiated transactions; or
•	any combination of the foregoing, or by any other legally available means.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. If the selling stockholder uses one or more underwriters in the sale, such underwriter(s) will acquire the shares of our common stock covered by this prospectus for their own account. The underwriter(s) may resell the shares of our common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the selling stockholder will receive from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Brokers, dealers or agents participating in the distribution of the shares of common stock may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both.  Such compensation as to a particular broker-dealer may be in excess of customary commissions.  The selling stockholder and any broker-dealers acting in connection with the sale of the shares of common stock hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of shares of common stock as principals may be deemed underwriting compensation under the Securities Act.  Neither we nor the selling stockholder can presently estimate the amount of that compensation.  We know of no existing arrangements between the selling stockholder and any such broker, dealer or agent relating to the sale or distribution of the shares of common stock.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling stockholder and other persons participating in a distribution of securities.  In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of our common stock being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

We have agreed with the selling stockholder to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of (i) two years after the effective date of the registration statement, (ii) such time as all of the shares covered by this prospectus have been sold pursuant to the registration statement, or (iii) such time as the shares covered by this prospectus become eligible for resale by the selling stockholder without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock covered by this prospectus.

LEGAL MATTERS

The validity of the common stock being offered hereby is being passed upon by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.  As of May 16, 2016, members of Certilman Balin Adler & Hyman, LLP owned 32,098 shares of our common stock.

EXPERTS

Our consolidated financial statements as of December 31, 2015 and 2014 and for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 have been incorporated by reference into this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The documents listed below have been filed by us with the SEC under the Exchange Act and are incorporated into this prospectus by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2015;

•	Current Report on Form 8-K for an event dated March 29, 2016;

•	Current Report on Form 8-K for an event dated April 14, 2016;

•	Current Report on Form 8-K for an event dated April 18, 2016;

•	Current Report on Form 8-K for an event dated May 12, 2016;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2016; and

•	The description of our common stock, contained in our Registration Statement on Form 8-A (File No. 0-15362).

This prospectus was created after all of the documents listed in the items above were filed with the SEC. Therefore, there may be conflicts between the information contained in this prospectus and information contained in those other documents. If there are any inconsistencies, then the statements in those earlier documents should be read as if they agree with the statements in this prospectus.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our shares of common stock offered by this prospectus (in each case other than those documents or the portions of those documents not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from their respective dates of filing.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this prospectus by reference. Requests for such copies should be directed to the Secretary, Kingstone Companies, Inc., 15 Joys Lane, Kingston, New York 12401(telephone number: (845) 802-7900).  You may also access the documents incorporated by reference into this prospectus at our website at www.kingstonecompanies.com.  The other information and content contained on or linked from our website are not part of this prospectus.

ADDITIONAL INFORMATION

We file reports, proxy and information statements and other information with the SEC. You may read and copy these reports, proxy and information statements and other information at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These reports and other information can also be accessed from the Internet site maintained by the SEC at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 to register the shares of our common stock to be sold by the selling stockholder. This prospectus is part of that registration statement, and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement.  You should review the information and exhibits in the registration statement for further information about us and our common stock.  Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can review a copy of the registration statement and its exhibits at the public reference room maintained by the SEC, and on the SEC’s web site, as described above.  In addition, we make available on or through our corporate website copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC.  Our corporate website is www.kingstonecompanies.com.  The information on our corporate website is not incorporated by reference into this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, to be incurred by us in connection with the sale and distribution of the shares being registered.  Other than the SEC registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

ITEM	AMOUNT

SEC registration fee	$511.30

Legal fees and expenses	*

Accounting fees and expenses	*

Miscellaneous expenses	*

Total	$	*

______________________________
*  These fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

Article TWELFTH of the Company’s Restated Certificate of Incorporation eliminates, absent fraud, the personal liability of directors to the Company, stockholders or creditors thereof, or any other persons, in connection with losses incurred by the Company under or by reason of any contract or business transaction between a director and the Company, nor shall a director be accountable for any gains or profits realized thereon.

Article THIRTEENTH of the Company’s Restated Certificate of Incorporation provides that each director and each officer now or hereafter serving the Company or, at the request of the Company, any other corporation in which the Company has an interest as stockholder or creditor, and his heirs, executors and administrators, shall be indemnified and held harmless by the Company from and against all costs, expenses and liabilities, including but not limited to counsel fees and amounts of judgments and amounts paid in settlement, which may be imposed upon or incurred by him in connection with or resulting from any claim made against him or any action, suit or proceeding in which he may be involved, by reason of his being or having been a director or officer of the Company or any of such other corporation, whether or not he continues to be a director or officer at the time such costs, expenses and liabilities are imposed or incurred; provided, however, that no such director or officer shall be so indemnified (a) with respect to any matter as to which he shall, in any such action, suit or proceeding, be finally adjudged to be liable for misconduct in the performance of his duties as a director or officer, or (b) in the event of a settlement of any such claim, action, suit or proceeding unless (i) such settlement shall, with knowledge of the indemnification provided for hereby, be approved by the court having jurisdiction of such claim, action, suit or proceeding or (ii) such settlement shall have been made upon the written opinion of independent legal counsel, selected by or in a manner determined by the board of directors of the corporation, to the effect that there is no reasonable ground of liability for misconduct on the part of such director or officer and that the entire cost of such settlement will not substantially exceed the estimated cost of defending such claim, action, suit or proceeding to a final conclusion. The Company’s Restated Certificate of Incorporation also states that the foregoing rights of indemnification shall be in addition to any other rights to which such director or officer may otherwise be entitled as a matter of law.

Article FIFTEENTH of the Company's Restated Certificate of Incorporation eliminates the personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director except for liability of a director (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, the Company has included in its By-Laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation Law.

The effect of the foregoing is to require the Company, to the extent permitted by law, to indemnify the officers, directors, employees and agents of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In connection with this registration statement, pursuant to the Purchase Agreement the selling stockholder has agreed to indemnify the Company, its directors, each of its officers who signed this registration statement, and each person who controls it within the meaning of Section 15 of the Securities Act with respect to, among other things, any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission from this registration statement or the prospectus or any amendment or supplement thereto if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the selling stockholder expressly for use in connection with the preparation of this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Reference is made to the Exhibit Index filed as part of this registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

            (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

               (5)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingston, state of New York, on May 16, 2016.

Kingstone Companies, Inc

By:	/s/ Barry B. Goldstein
Barry B. Goldstein
Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Barry B. Goldstein with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Barry B. Goldstein Barry B. Goldstein	President, Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2016
/s/ Victor J. Brodsky Victor J. Brodsky	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 16, 2016
/s/ Jay M. Haft Jay M. Haft	Director	May 16, 2016
/s/ Jack D. Seibald Jack D. Seibald	Director	May 16, 2016
/s/ Floyd R. Tupper Floyd R. Tupper	Director	May 16, 2016
/s/ William L. Yankus William L. Yankus	Director	May 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1
Purchase Agreement, dated April 18, 2016, by and between Kingstone Companies, Inc. and RenaissanceRe Ventures Ltd. (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K for an event dated April 18, 2016)

5.1	Opinion of Certilman Balin Adler & Hyman, LLP*
23.1	Consent of Marcum LLP*
23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5.1 hereto)*
24.1	Power of Attorney (included on the signature page hereto)*
_______________

*Filed herewith.